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Exhibit 23.2

Independent Auditor

        We consent to the use in this Registration Statement to be filed on or around January 20, 2012 on Form S-4 of CGB Holdings, Inc. (the Company) of our report dated May 20, 2011, relating to our audit of the 2010 consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

Los Angeles, CA
January 20, 2012

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  Exhibit 23.2
Independent Auditor